Exhibit 3_1-1

Registered No. 05953811

MEMORANDUM OF ASSOCIATION

OF

HOLMES MASTER ISSUER PLC

1.	Name

The name of the company is “Holmes Master Issuer PLC”.

2.	Type of Company

The company is to be a public company.

3.	Registered Office

The company’s registered office is to be situated in England and Wales.

4.	Objects

4.1	The object of the Company is to carry on business as a general commercial company.

4.2	Without prejudice to the generality of the object and the powers of the Company derived from Section 3A of the Act the Company has power to do all or any of the following things:-

4.2.1	To purchase or by any other means acquire and take options over any property whatever, and any rights or privileges of any kind over or in respect of any property.

4.2.2	To apply for, register, purchase, or by other means acquire and protect, prolong and renew, whether in the United Kingdom or elsewhere, any trademarks, patents, copyrights, trade secrets, or other intellectual property rights, licences, secret processes, designs, protections and concessions and to disclaim, alter modify, use and turn to account and to manufacture under or grant licences or privileges in respect of the same, and to expend money in experimenting upon, testing and improving any patents, inventions or rights which the Company may acquire or propose to acquire.

4.2.3	To acquire or undertake the whole or any part of the business, goodwill and assets of any person, firm or company carrying on or proposing to carry on any of the businesses which the Company is authorised to carry on and as part of the consideration for such acquisition to undertake all or any of the liabilities of such

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person, firm or company, or to acquire an interest in, amalgamate with, or enter into partnership or into any arrangement for sharing profits, or for co-operation, or for mutual assistance with any such person, firm of company, or for subsidising or otherwise assisting any such person, firm or company, and to give or accept, by way of consideration for any of the acts or things aforesaid or property acquired, any shares, debentures, debenture stock or securities that may be agreed upon, and to hold and retain, or sell, mortgage and deal with any shares, debentures, debenture stock or securities so received.

4.2.4	To improve, manage, construct, repair, develop, exchange, let on lease or otherwise, mortgage, charge, sell, dispose of, turn to account, grant licences, options, rights and privileges in respect of, or otherwise deal with all or any part of the property and rights of the Company.

4.2.5	To invest and deal with the moneys of the Company not immediately required in such manner as may from time to time be determined and to hold or otherwise deal with any investments made.

4.2.6	To lend and advance money or give credit on any terms and with or without security to any person, firm or company (including without prejudice to the generality of the foregoing any holding company, subsidiary or fellow subsidiary of, or any other company associated in any way with, the Company), to enter into guarantees, contracts of indemnity and suretyships of all kinds, to receive money on deposit or loan upon any terms, and to secure or guarantee in any manner and upon any terms the payment of any sum of money or the performance of any obligation by any person, firm or company (including without prejudice to the generality of the foregoing any such holding company, subsidiary, fellow subsidiary or associated company as aforesaid).

4.2.7	To borrow and raise money in any manner and to secure the repayment of any money borrowed, raised or owing by mortgage, charge, standard security, lien or other security upon the whole or any part of the Company’s property or assets (whether present or future), including its uncalled capital, and also by a similar mortgage, charge, standard security, lien or security to secure and guarantee the performance by the Company of any obligation or liability it may undertake or which may become binding on it.

4.2.8	To draw, make, accept, endorse, discount, negotiate, execute and issue cheques, bills of exchange, promissory notes, bills of lading, warrants, debentures, and other negotiable or transferable instruments.

4.2.9	To apply for, promote, and obtain any Act of Parliament, order, or licence of the Department of Trade or other authority for enabling the Company to carry any of its objects into effect, or for effecting any modification of the Company’s constitution, or for any other purpose which may seem calculated directly or indirectly to promote

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the Company’s interests, and to oppose any proceedings or applications which may seem calculated directly or indirectly to prejudice the Company’s interests.

4.2.10	To enter into any arrangements with any government or authority (supreme, municipal, local, or otherwise) that may seem conducive to the attainment of the Company’s objects or any of them, and to obtain from any such government or authority any charters, decrees, rights, privileges or concessions which the Company may think desirable and to carry out, exercise, and comply with any such charters, decrees, rights, privileges, and concessions.

4.2.11	To subscribe for, take, purchase, or otherwise acquire, hold, sell, deal with and dispose of, place and underwrite shares, stocks, debentures, debenture stocks, bonds, obligations or securities issued or guaranteed by any other company constituted or carrying on business in any part of the world, and debentures, debenture stocks, bonds, obligations or securities issued or guaranteed by any government or authority, municipal, local or otherwise, in any part of the word.

4.2.12	To control, manage, finance, subsidise, co-ordinate or otherwise assist any company or companies in which the Company has a direct or indirect financial interest, to provide secretarial, administrative, technical, commercial and other services and facilities of all kinds for any such company or companies and to make payments by way of subvention or otherwise and any other arrangements which may seem desirable with respect to any business or operations of or generally with respect to any such company or companies.

4.2.13	To promote any other company for the purpose of acquiring the whole or any part of the business of property or undertaking or any of the liabilities of the Company, or of undertaking any business or operations which may appear likely to assist or benefit the Company or to enhance the value of any property or business of the Company, and to place or guarantee the placing of, underwrite, subscribe for, or otherwise acquire all or any part of the shares or securities of any such company as aforesaid.

4.2.14	To sell or otherwise dispose of the whole or any part of the business or property of the Company either together or in portions, for such consideration as the Company may think fit, and in particular for shares, debentures, or securities of any company purchasing the same.

4.2.15	To act as agents or brokers and as trustees for any person, firm or company, and to undertake and perform sub-contracts.

4.2.16	To remunerate any person, firm or company rendering services to the Company either by cash payment or by the allotment of shares or other securities of the Company credited as paid up on full or in part or otherwise as may be thought expedient.

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4.2.17	To distribute among the members of the Company in kind any property of the Company or whatever nature.

4.2.18	To pay all or any expenses incurred in connection with the promotion, formation and incorporation of the Company, or to contract with any person, firm or company to pay the same, and to pay commissions to brokers and others for underwriting, placing, selling, or guaranteeing the subscription of any shares or other securities of the Company.

4.2.19	To support and subscribe to any charitable or public object and to support and subscribe to any institution, society, or club which may be for the benefit of the Company or its directors or employees, or may be connected with any town or place where the Company carries on business; to give or award pensions, annuities, gratuities, and superannuation or other allowances or benefits of charitable aid and generally to provide advantages, facilities and services for any persons who are or have been directors of, or who are or have been employed by, or who are serving or have served the Company, or any company which is a subsidiary of the Company or the holding company of the Company or a fellow subsidiary of the Company or the predecessors in business of the Company or of any such subsidiary, holding or fellow subsidiary company and to the wives, widows, children and other relatives and dependants of such persons; to make payments towards insurance including insurance for any director, officer or auditor against any liability in respect of any negligence, default, breach of duty or breach of trust (so far as permitted by law); and to set up, establish, support and maintain superannuation and other funds or schemes (whether contributory or non-contributory) for the benefit of any such persons and of their wives, widows, children and other relatives and dependants; and to set up, establish, support and maintain profit sharing or share purchase schemes for the benefit of any of the employees of the Company or of any such subsidiary, holding of fellow subsidiary company and to lend money to any such employees or to trustees on their behalf to enable any such schemes to be established or maintained.

4.2.20	Subject to and in accordance with the provisions of the Act (if and so far as such provisions shall be applicable) to give, directly or indirectly, financial assistance for the acquisition of shares or other securities of the Company or of any other company or for the reduction or discharge of any liability incurred in respect of such acquisition.

4.2.21	To procure the Company to the registered or recognised in any part of the world.

4.2.22	To do all or any of the things or matters aforesaid in any part of the world and either as principals, agents, contractors or otherwise, and by or through agents, brokers, sub-contractors or otherwise and either alone or in conjunction with others.

4.2.23	To do all such other things as may be deemed incidental or conducive to the attainment of the Company’s objects or any of them.

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4.2.24	AND so that:-

4.2.24.1	None of the provisions set forth in any sub-clause of this clause shall be restrictively construed but the widest interpretation shall be given to each such provision, and none of such provisions shall, except where the context expressly so requires, be in any way limited or restricted by reference to or inference from any other provision set forth in such sub-clause, or by reference to or inference from the terms of any other sub-clause of this clause, or by reference to or inference from the name of the Company.

4.2.24.2	The word “Company” in this clause, except where used in reference to the Company, shall be deemed to include any partnership or other body of persons, whether incorporated or unincorporated and whether domiciled in the United Kingdom or elsewhere.

4.2.24.3	In this clause the expression “the Act” means the Companies Act 1985, but so that any reference in this clause to any provision of the Act shall be deemed to include a reference to any statutory modification or re-enactment of that provision of the time being in force.

5.	Liability of Members

The liability of the members is limited.

6.	Share Capital

The company’s share capital is £50,000, divided into 50,000 shares of £1 each.

THE COMPANIES ACT 1985 TO 1989

PUBLIC COMPANY LIMITED BY SHARES

ARTICLES OF ASSOCIATION OF

HOLMES MASTER ISSUER PLC

(Company Number: 05953811)

1.	PRELIMINARY

1.1	The regulations contained in Table A in the Schedule to the Companies (Tables A to F) Regulations 1985 (SI 1985 No. 805) as amended by the Companies (Tables A to F) (Amendment) Regulations 1985 (SI 1985 No. 1052) and as further amended by The Companies Act 1985 (Electronic Communications) Order 2000 (SI 2000 No. 3373) (such Table being hereinafter called “Table A”) shall apply to the Company save in so far as they are excluded or varied hereby and such regulations (save as so excluded or varied) and the Articles hereinafter contained shall be the Articles of Association of the Company.

1.2	In these Articles the expression “the Act” means the Companies Act 1985, but so that any reference in these Articles to any provision of the Act shall be deemed to include a reference to any statutory modification or re-enactment of that provision for the time being in force.

2.	ALLOTMENT OF SHARES

2.1	Shares which are comprised in the authorised but unissued share capital of the Company shall be under the control of the directors who may (subject to sections 80 and 89 of the Act to Articles 2.2. and 2.3 below) allot, grant options over or otherwise dispose of the same, to such persons, on such terms and in such manner as they think fit.

2.2	The directors are generally and unconditionally authorised for the purposes of section 80 of the Act to exercise any power of the Company to allot and grant rights to subscribe for or convert securities into shares of the Company up to the amount of the authorised share capital with which the Company is incorporated at any time or times during the period of five years from the date of incorporation and the directors may, after that period, allot any shares or grant any such rights under this authority in pursuance of an offer or agreement so to do made by the Company within that period. The authority hereby given may at any time (subject to the said section 80) be renewed, revoked or varied by ordinary resolution.

2.3	The directors are empowered to allot and grant rights to subscribe for or convert securities into shares of the Company pursuant to the authority conferred under article 2.2 above as if section 89(1) of the Act did not apply. This power shall enable the

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directors so to allot and grant rights to subscribe for or convert securities into shares of the Company after its expiry in pursuance of an offer or agreement so to do made by the Company before its expiry.

2.4	Save as authorised by the Act, the Company shall not give, whether directly or indirectly, any financial assistance for the acquisition of shares or other securities of the Company or of its holding company (as defined by section 736 of the Act).

2.5	Save as permitted by section 101(2) of the Act, no shares of the Company shall be allotted except as paid up at least as to one quarter of their nominal value and the whole of any premium.

3.	SHARES

The liability of any member in default in respect of a call shall be increased by the addition at the end of the first sentence of regulation 18 in Table A of the words “and all expenses that may have been incurred by the Company by reason of such non-payment”.

4.	GENERAL MEETINGS AND RESOLUTIONS

4.1	Every notice convening a general meeting shall comply with the provisions of section 372(3) of the Act as to giving information to members in regard to their right to appoint proxies; and notices of and other communications relating to any general meeting which any member is entitled to receive shall be sent to the directors and to the auditors for the time being of the Company.

4.2	If a quorum is not present within half an hour from the time appointed for a general meeting the general meeting shall stand adjourned to the same day in the next week at the same time and place or to such other day and at such other time and place as the directors may determine; and if at the adjourned general meeting a quorum is not present within half an hour from the time appointed therefore such adjourned general meeting shall be dissolved.

4.3	Regulation 41 in Table A shall not apply to the Company.

4.4	Resolutions under section 303 of the Act for the removal of a director before the expiration of his period of office and under section 391 of the Act for the removal of an auditor before the expiration of his period of office shall only be considered by the Company in general meeting. Regulation 53 in Table A shall be read and construed accordingly.

4.5	A member present at a meeting by proxy shall be entitled to speak at the meeting and shall be entitled to one vote on a show of hands. In any case where the same person is appointed proxy for more that one member he shall on a show of hands have as many votes as the number of members for whom he is proxy. Regulation 54 in Table A shall be modified accordingly.

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4.6	Unless resolved by ordinary resolution that regulation 62 in Table A shall apply without modification, the appointment of a proxy and any authority under which the proxy is appointed or a copy of such authority certified notarially or in some other way approved by the directors may be deposited or received at the place specified in regulation 62 in Table A up to the commencement of the meeting or (in any case where a poll is taken otherwise than at the meeting) of the taking of the poll or may be handed to the chairman of the meeting prior to the commencement of the business of the meeting.

5.	APPOINTMENT OF DIRECTORS

5.1	Regulation 64 in Table A shall not apply to the Company.

5.2	The maximum number and minimum number respectively of the directors may be determined from time to time by ordinary resolution. Subject to and in default of any such determination there shall be no maximum number of directors and the minimum number of directors shall be two.

5.3	The directors shall not be required to retire by rotation and regulations 73 to 80 (inclusive) in Table A shall not apply to the Company.

5.4	No person shall be appointed a director at any general meeting unless either:-

(a)	he is recommended by the directors; or

(b)	not less than 14 nor more than 35 clear days before the date appointed for the general meeting, notice signed by a member qualified to vote at the general meeting has been given to the Company of the intention to propose that person for appointment, together with notice signed by that person of his willingness to be appointed.

5.5	Subject to article 5.4 above, the Company may be ordinary resolution appoint any person who is willing to act to be a director, either to fill a vacancy or as an additional director.

5.6

The directors may appoint a person who is willing to act to be a director, either to fill a vacancy or as an additional director, provided that the appointment does not cause the number of directors to exceed any number determined in accordance with article 5.2 above as the maximum number of directors and for the time being in force.

6.	BORROWING POWERS

6.1	The directors may exercise all the powers of the Company to borrow money without limit as to amount and upon such terms and in such manner as they think fit, and subject (in the case of any security convertible into shares) to section 80 of the Act to grant any mortgage, charge or standard security over its undertaking, property and uncalled capital, or any part thereof, and to issue debentures, debenture stock, and other securities whether outright or as security for any debt, liability or obligation of the Company or of any third party.

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7.	ALTERNATIVE DIRECTORS

7.1	Unless otherwise determined by the Company in general meeting by ordinary resolution an alternative director shall not be entitled as such to receive any remuneration from the Company, save that he may be paid by the Company such part (if any) of the remuneration otherwise payable to his appointer as such appointer may by notice in writing to the Company from time to time direct, and the first sentence of regulation 66 in Table A shall be modified accordingly.

7.2	A director, or any such other person as is mentioned in regulation 65 in Table A, may act as an alternative director to represent more than one director, and an alternative director shall be entitled at any meeting of the directors or of any committee of the directors to one vote for every director whom he represents in addition to his own vote (if any) as a director, but he shall count as only one for the purpose of determining whether a quorum is present.

8.	GRATUITIES AND PENSIONS

8.1	The directors may exercise the powers of the Company conferred by its Memorandum of Association in relation to the payment of pensions, gratuities and other benefits and shall be entitled to retain any benefits received by them or any of them by reason of the exercise of any such powers.

8.2	Regulation 87 in Table A shall not apply to the Company.

9.	PROCEEDINGS OF DIRECTORS

9.1	A director may vote, at any meeting of the directors or of any committee of the directors, on any resolution, notwithstanding that it in any way concerns or relates to a matter in which he has, directly or indirectly, any kind of interest whatsoever, and if he shall vote on any such resolution his vote shall be counted; and in relation to any such resolution as aforesaid he shall (whether or not he shall vote on the same) be taken into account in calculating the quorum present at the meeting.

9.2	Each director shall comply with his obligations to disclose his interest in contracts under section 317 of the Act.

9.3	Regulations 94 to 97 (inclusive) in Table A shall not apply to the Company.

10.	THE SEAL

10.1	If the Company has a seal it shall only be used with the authority of the directors or of a committee of directors. The directors may determine who shall sign any instrument to which the seal is affixed and unless otherwise so determined it shall be signed by a director and by the secretary or second director.

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10.2	The obligation under regulation 6 in Table A relating to the sealing of share certificates shall apply only if the Company has a seal. Regulation 101 in Table A shall not apply to the Company.

10.3	The Company may exercise the powers conferred by section 39 of the Act with regard to having an official seal for use abroad, and such powers shall be vested in the directors.

11.	INDEMNITY

11.1	Every director or other officer or auditor of the Company shall be indemnified out of the assets of the Company against all losses or liabilities which he may sustain or incur in or about the execution of the duties of his office or otherwise in relation thereto, including and liability incurred by him in defending any proceedings, whether civil or criminal, or in connection with any application under section 144 or section 727 of the Act in which relief is granted to him by the Court, and no director or other officer shall be liable for any loss, damage or misfortune which may happen to or be incurred by the Company in the execution of the duties of his office or in relation thereto. But this article shall only have effect in so far as its provisions are not avoided by section 310 of the Act.

11.2	The directors shall have power to purchase and maintain for any director, officer or auditor of the Company insurance against any such liability as is referred to in section 310(1) of the Act.

11.3	Regulation 118 in Table A shall not apply to the Company.

Company Number: 05953811

THE COMPANIES ACT 1985 (AS AMENDED)

Company limited by shares

RESOLUTIONS

of

HOLMES MASTER ISSUER LIMITED

(Company Number: 5953811)

At an Extraordinary General Meeting of the above-named Company duly convened and held on 14 November 2006 the following resolutions were passed as special resolutions:

SPECIAL RESOLUTIONS

1.	That the Company be re-registered as a public company in accordance with Section 43 of the Companies Act 1985 (as amended) and that the name of the Company changed to “Holmes Master Issuer PLC”.

2.	That the memorandum submitted to the meeting and for the purposes of identification signed by the chairman be approved and adopted as the memorandum of the Company in substitution for and to the exclusion of the existing memorandum.

3.	That the regulations contained in the document submitted to the meeting and for the purposes of identification signed by the chairman be approved and adopted as the articles of association of the Company in substitution for and to the exclusion of the existing articles of association.

.........................................

Chairman of the meeting

THE COMPANIES ACT 1985 (AS AMENDED)

Company limited by shares

RESOLUTIONS

of

TRUSHELFCO (NO.3249) LIMITED

At an Extraordinary General Meeting of the above-named Company duly convened and held on 16 October 2006 the following resolutions were passed, resolutions 1 and 2 as special resolutions and resolutions 3 and 4 as ordinary resolutions:

SPECIAL RESOLUTIONS

1.	That the name of the Company be changed to Holmes Master Issuer Limited.

2.	That the regulations contained in the document produced to the meeting and for the purpose of identification signed by the chairman thereof be approved as the articles of association of the Company in substitution for and to the exclusion of all existing articles of association thereof.

ORDINARY RESOLUTIONS

3.	That the authorised share capital of the Company be increased to £50 000 by the creation of 49 900 additional Ordinary Shares of £1 each.

4.	That, pursuant to section 80 of the Companies Act 1985, the directors be authorised generally and unconditionally to allot relevant securities (as defined in section 80 of the Companies Act 1985) up to an aggregate nominal amount of £49 998 provided that this authority, unless renewed, shall expire on the date five years from the date on which this resolution is passed save that the Company may before such expiry make an offer or agreement which would or might require relevant securities to be allotted after such expiry and the directors may allot the relevant securities in pursuance of such offer or agreement as if the authority conferred hereby had not expired.

...........................................

Chairman of the meeting

THE COMPANIES ACTS 1985 TO 1989

PUBLIC COMPANY LIMITED BY SHARES

ARTICLES OF ASSOCIATION OF

HOLMES MASTER ISSUER LIMITED

(Company No: 5953811)

1.	PRELIMINARY

1.1	The regulations contained in Table A in the Schedule to the Companies (Tables A to F) Regulations 1985 (SI 1985 No. 805) as amended by the Companies (Tables A to F) (Amendment) Regulations 1985 (SI 1985 No. 1052) and as further amended by The Companies Act 1985 (Electronic Communications) Order 2000 (SI 2000 No. 3373) (such Table being hereinafter called “Table A”) shall apply to the Company save in so far as they are excluded or varied hereby and such regulations (save as so excluded or varied) and the Articles hereinafter contained shall be the Articles of Association of the Company.

1.2	In these Articles the expression “the Act” means the Companies Act 1985, but so that any reference in these Articles to any provision of the Act shall be deemed to include a reference to any statutory modification or re-enactment of that provision for the time being in force.

2.	ALLOTMENT OF SHARES

2.1	Shares which are comprised in the authorised but unissued share capital of the Company shall be under the control of the directors who may (subject to sections 80 and 89 of the Act and to articles 2.2. and 2.3 below) allot, grant options over or otherwise dispose of the same, to such persons, on such terms and in such manner as they think fit.

2.2	The directors are generally and unconditionally authorised for the purposes of section 80 of the Act to exercise any power of the Company to allot and grant rights to subscribe for or convert securities into shares of the Company up to the amount of the authorised share capital with which the Company is incorporated at any time or times during the period of five years from the date of incorporation and the directors may, after that period, allot any shares or grant any such rights under this authority in pursuance of an offer or agreement so to do made by the Company within that period. The authority hereby given may at any time (subject to the said section 80) be renewed, revoked or varied by ordinary resolution.

2.3	The directors are empowered to allot and grant rights to subscribe for or convert securities into shares of the Company pursuant to the authority conferred under article 2.2 above as if section 89(1) of the Act did not apply. This power shall enable the directors so to allot and grant rights to subscribe for or convert securities into shares of the Company after its expiry in pursuance of an offer or agreement so to do made by the Company before its expiry.

2.4	Save as authorised by the Act, the Company shall not give, whether directly or indirectly, any financial assistance for the acquisition of shares or other securities of the Company or of its holding company (as defined by section 736 of the Act).

2.5	Save as permitted by section 101(2) of the Act, no shares of the Company shall be allotted except as paid up at least as to one quarter of their nominal value and the whole of any premium.

3.	SHARES

The liability of any member in default in respect of a call shall be increased by the addition at the end of the first sentence of regulation 18 in Table A of the words “and all expenses that may have been incurred by the Company by reason of such non-payment”.

4.	GENERAL MEETING AND RESOLUTIONS

4.1	Every notice convening a general meeting shall comply with the provisions of section 372(3) of the Act as to giving information to members in regard to their right to appoint proxies; and notices of and other communications relating to any general meeting which any member is entitled to receive shall be sent to the directors and to the auditors for the time being of the Company.

4.2	If a quorum is not present within half an hour from the time appointed for a general meeting the general meeting shall stand adjourned to the same day in the next week at the same time and place or to such other day and at such other time and place as the directors may determine; and if at the adjourned general meeting a quorum is not present within half an hour from the time appointed therefore such adjourned general meeting shall be dissolved.

4.3	Regulation 41 in Table A shall not apply to the Company.

4.4	Resolutions under section 303 of the Act for the removal of a director before the expiration of his period of office and under section 391 of the Act for the removal of an auditor before the expiration of his period of office shall only be considered by the Company in general meeting. Regulation 53 in Table A shall be read and construed accordingly.

4.5	A member present at a meeting by proxy shall be entitled to speak at the meeting and shall be entitled to one vote on a show of hands. In any case where the same person is appointed proxy for more than one member he shall on a show of hands have as many votes as the number of members for whom he is proxy. Regulation 54 in Table A shall be modified accordingly.

4.6	Unless resolved by ordinary resolution that regulation 62 in Table A shall apply without modification, the appointment of a proxy and any authority under which the proxy is appointed or a copy of such authority certified notarially or in some other way approved by the directors may be deposited or received at the place specified in regulation 62 in Table A up to the commencement of the meeting or (in any case where a poll is taken otherwise than at the meeting) of the taking of the poll or may be handed to the chairman of the meeting prior to the commencement of the business of the meeting.

5.	APPOINTMENT OF DIRECTORS

5.1	Regulation 64 in Table A shall not apply to the Company.

5.2	The maximum number and minimum number respectively of the directors may be determined from time to time by ordinary resolution. Subject to and in default of any such determination there shall be no maximum number of directors and the minimum number of directors shall be two.

5.3	The directors shall not be required to retire by rotation and regulations 73 to 80 (inclusive) in Table A shall not apply to the Company.

5.4	No person shall be appointed a director at any general meeting unless either:-

(a)	he is recommended by the directors; or

(b)	not less than 14 nor more than 35 clear days before the date appointed for the general meeting, notice signed by a member qualified to vote at the general meeting has been given to the Company of the intention to propose that person for appointment, together with notice signed by that person of his willingness to be appointed.

5.5	Subject to article 5.4 above, the Company may be ordinary resolution appoint any person who is willing to act to be a director, either to fill a vacancy or as an additional director.

5.6	The directors may appoint a person who is willing to act to be a director, either to fill a vacancy or as an additional director, provided that the appointment does not cause the number of directors to exceed any number determined in accordance with article 5.2 above as the maximum number of directors and for the time being in force.

6.	BORROWING POWERS

6.1	The directors may exercise all the powers of the Company to borrow money without limit as to amount and upon such terms and in such manner as they think fit, and subject (in the case of any security convertible into shares) to section 80 of the Act to grant any mortgage, charge or standard security over its undertaking, property and uncalled capital, or any part thereof, and to issue debentures, debenture stock, and other securities whether outright or as security for any debt, liability or obligation of the Company or of any third party.

7.	ALTERNATIVE DIRECTORS

7.1	Unless otherwise determined by the Company in general meeting by ordinary resolution an alternative director shall not be entitled as such to receive any remuneration from the Company, save that he may be paid by the Company such part (if any) of the remuneration otherwise payable to his appointer as such appointer may by notice in writing to the Company from time to time direct, and the first sentence of regulation 66 in Table A shall be modified accordingly.

7.2	A director, or any such other person as is mentioned in regulation 65 in Table A, may act as an alternative director to represent more than one director, and an alternative director shall be entitled at any meeting of the directors or of any committee of the directors to one vote for every director whom he represents in addition to his own vote (if any) as a director, but he shall count as only one for the purpose of determining whether a quorum is present.

8.	GRATUITIES AND PENSIONS

8.1	The directors may exercise the powers of the Company conferred by its Memorandum of Association in relation to the payment of pensions, gratuities and other benefits and shall be entitled to retain any benefits received by them or any of them by reason of the exercise of any such powers.

8.2	Regulation 87 in Table A shall not apply to the Company.

9.	PROCEEDINGS OF DIRECTORS

9.1	A director may vote, at any meeting of the directors or of any committee of the directors, on any resolution, notwithstanding that it in any way concerns or relates to a matter in which he has, directly or indirectly, any kind of interest whatsoever, and if he shall vote on any such resolution his vote shall be counted; and in relation to any such resolution as aforesaid he shall (whether or not he shall vote on the same) be taken into account in calculating the quorum present at the meeting.

9.2	Each director shall comply with his obligations to disclose his interest in contracts under section 317 of the Act.

9.3	Regulations 94 to 97 (inclusive) in Table A shall not apply to the Company.

10.	THE SEAL

10.1	If the Company has a seal it shall only be used with the authority of the directors or of a committee of directors. The directors may determine who shall sign any instrument to which the seal is affixed and unless otherwise so determined it shall be signed by a director and by the secretary or second director.

10.2	The obligation under regulation 6 in Table A relating to the sealing of share certificates shall apply only if the Company has a seal. Regulation 101 in Table A shall not apply to the Company.

10.3	The Company may exercise the powers conferred by section 39 of the Act with regard to having an official seal for use abroad, and such powers shall be vested in the directors.

11.	INDEMNITY

11.1	Every director or other officer or auditor of the Company shall be indemnified out of the assets of the Company against all losses or liabilities which he may sustain or incur in or about the execution of the duties of his office or otherwise in relation thereto, including any liability incurred by him in defending any proceedings, whether civil or criminal, or in connection with any application under section 144 or section 727 of the Act in which relief is granted to him by the Court, and no director or other officer shall be liable for any loss, damage or misfortune which may happen to or be incurred by the Company in the execution of the duties of his office or in relation thereto. But this article shall only have effect in so far as its provisions are not avoided by section 310 of the Act.

11.2	The directors shall have power to purchase and maintain for any director, officer or auditor of the Company insurance against any such liability as is referred to in section 310(1) of the Act.

11.3	Regulation 118 in Table A shall not apply to the Company.

G	COMPANIES FORM No. 123 Notice of increase in nominal capital	123

CHFP025

Please do not write in this margin	Pursuant to section 123 of the Companies Act 1985

Please complete legibly, preferably in black type, or bold block lettering	To the Registrar of Companies (Address overleaf)	For official use	Company number

Name of company
* insert full name of company	* TRUSHELFCO (NO.3249) LIMITED

†the copy must be printed or in some other form approved by the registrar	gives notice in accordance with section 123 of the above Act that by resolution of the company
dated 16 October 2006             the nominal capital of the company has been
increased by £50 000                beyond the registered capital of £100
A copy of the resolution authorising the increase is attached.†
The conditions (eg. voting rights, dividend rights, winding-up rights etc.) subject to which the new shares have been or are to be issued are as follows :

AS SET OUT IN THE ARTICLES OF ASSOCIATION

‡Insert Director, Secretary, Administrator, Administrative Receiver or Receiver (Scotland) as appropriate	Signed	Designation ‡SECRETARY SIGNED ON BEHALF OF TRUSEC LIMITED	Please tick here if continued overleaf Date 16 October 2006

Presenter’s name address and reference (if any) : Slaughter and May One Bunhill Row London EC1Y 8YY	For official Use General Section